Date:  February 7, 1997





Robert C. Jaudes (as Chairman of the Board, President and Chief Executive Officer of Laclede Gas Company), and Gerald T. McNeive, Jr. (as Senior Vice President - Finance of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 28, 1986, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: Chairman of the Board; President; Executive Vice President; or Senior Vice President; the authority to amend any or all of the benefit plans and/or related trust agreements of the Company (collectively the "Plans") to the extent such amendments deal with changes necessary or appropriate: (1) to comply with, or obtain the benefit of, applicable laws and/or regulations, as amended from time to time; (2) to reflect minor or routine administrative factors; (3) to clarify the meaning of any of the provisions of the Plans; and/or (4) to evidence changes in then existing Plans to reflect the interrelationship thereof with newly adopted Plans or amendments to Plans, which newly adopted Plans or amendments affect the terms of such other then existing Plans; do hereby amend the Employees' Retirement Plan of Laclede Gas Company - Management Employees as set forth in the attached exhibit, such amendment to be effectuated and evidenced by our signatures on said exhibit.
































                                 Page 19

              AMENDMENTS TO THE EMPLOYEES' RETIREMENT PLAN OF
                LACLEDE GAS COMPANY - MANAGEMENT EMPLOYEES
              -----------------------------------------------


1. Effective October 1, 1989, the following new sentences are added at the end of Section 1.1-10 as follows:

    "For purposes of applying the annual compensation limit, the family unit of an Employee, who is either a five percent (5%) owner or who is both a highly compensated Employee and one of the ten most highly compensated Employees during the year, will be treated as a single Employee. For this purpose, a family unit is the Employee who is a five percent (5%) owner or is both a highly compensated Employee and one of the ten most highly compensated Employees, the Employee's spouse and the Employee's lineal descendants who have not attained age nineteen (19) before the close of the year. The limit as described in the preceding two sentences shall expire on September 30, 1997."


2. Effective October 1, 1982, paragraph L. of Section 3.7 is amended in its entirety as follows:

    "L. For purposes of the limitations in A. and I. above, all defined benefit plans of the Company or a Related Company, whether or not terminated, are to be treated as one defined benefit plan. For purposes of the limitation in I. above, all defined contribution plans of the Company or a Related Company, whether or not terminated, are to be treated as one defined contribution plan."

3. Effective December 22, 1987, paragraph C. of Section 10.3 is amended in its entirety as follows:

    "C.  Qualified Status.  Each contribution shall be conditioned on the
         ----------------
         initial qualification of the Plan under the Internal Revenue Code, as amended. If such qualification is denied by the Internal Revenue Service, such contribution must be returned to the Company within one year after the date of such disallowance."

4.  Effective October 1, 1989, the table under paragraph (b) of Section
    15.8 is replaced with the following table:

                                             Vested Portion of
"Years of Service                             Accrued Benefit
 ----------------                            -----------------
less than 2                                          0%
2 but less than 3                                   20%
3 but less than 4                                   40%
4 but less than 5                                   60%
5 or more                                          100%"

5.  Effective October 1, 1989, the last sentence of paragraph (c) of
    Section 15.8 is deleted and such existing last sentence is replaced in its entirety, and a new sentence is added at the end of paragraph (c) of Section 15.8 as follows:


                                 Page 20

    "If the Plan becomes Top-Heavy and subsequently ceases to be Top-Heavy, the vesting schedule set forth in paragraph (b) of this Section shall automatically cease to apply, and the vesting schedule set forth in
    Section 8.1 above shall apply, with respect to the entire Accrued Benefit; except that any Employee with three or more Years of Service will be given the option of remaining under the vesting schedule provided in paragraph (b) of this Section 15.8. In the event that the Plan becomes Top-Heavy and then subsequently ceases to be Top-Heavy, the nonforfeitable percentage of the Employee's Accrued Benefit which shall have vested under this Section 15.8 before the Plan ceased to be Top-Heavy will not be decreased."




                                      ROBERT C. JAUDES
                                      -------------------------------
                                      Title:  Chairman, President and
                                              Chief Executive Officer



                                      GERALD T. MCNEIVE, JR.
                                      -------------------------------
                                      Title:  Senior Vice President -
                                              Finance































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